SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2005

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, MA 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.                                       Amortizing Convertible Debenture and Warrant Financing.

Advanced Cell Technology, Inc. (the “Company”) has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of September 15, 2005, with certain purchasers (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers agreed to purchase from the Company amortizing convertible debentures and warrants to purchase shares of the Company’s common stock. The Securities Purchase Agreement also provides the Purchasers investment rights to purchase additional convertible debentures and warrants in the future. In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers, which requires that the Company file a registration statement with the Securities and Exchange Commission registering on behalf of the Purchasers the resale of the shares of common stock issuable upon conversion of the debentures (including the debentures issuable upon exercise of the additional investment rights) and the exercise of the warrants.

The amortizing convertible debentures issued in the initial closing will be due and payable in full in three (3) years from the initial closing, and will not bear interest. The debentures begin amortizing 180 days after closing with 1/30th of the principal amount due monthly over thirty months in cash or stock. The aggregate cash purchase price for the debentures purchased at the initial closing was $17,750,000, which is a 20.3187% discount to the full principal amount of the debenture of $22,276,250. At any time from the closing date until the maturity date of the debentures, the Purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at the then effective conversion price. The debentures are convertible into 9,685,326 million shares of common stock at a price of $2.30 per share. The conversion price shall be subject to adjustment under circumstances set forth in the debentures. The investors also received warrants to purchase 4,842,663 million additional shares of common stock at a price of $2.53 per share exercisable for five (5) years. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement within 30 days after the initial closing.

Upon satisfaction of certain conditions set forth in the Securities Purchase Agreement, the Purchasers may purchase additional debentures for a purchase price of $8,875,000 with an aggregate principal amount of $11,138,125 at a second closing, which is to occur on or before the six month anniversary after the effective date of the registration statement. The additional investment rights in those debentures are exercisable under certain circumstances for (1) a period of six months following the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement, or (2) a period of 12 months from the date of issuance of the additional investment rights, whichever is shorter. The debentures to be purchased upon the exercise of the additional investment rights will have the same terms as the debentures sold at the initial closing.

The debentures contain covenants that will limit the ability of the Company to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the Purchasers. The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company’s assets, the failure to have the registration statement declared effective on or before the 180th day after the initial closing date, and the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days or 60 non-consecutive days during any 12-month period (with certain exceptions), the failure of the Company to timely deliver certificates to holders upon conversion and a default by the Company in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 120% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

In connection with this transaction, each Purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

All officers and directors of the Company have entered into a lock-up agreement that restricts their right to dispose of any shares of common stock of the Company for a period of one year following the effective date of a registration statement registering the shares of common stock of the Company as provided in the Registration Rights Agreement.

T.R. Winston & Company served as the placement agent for the securities sold in this transaction.

The representations and warranties set forth in the Securities Purchase Agreement are the result of negotiations between the parties to such agreement and are solely for the benefit of such parties. These representations and warranties speak only as of the date of the agreement, are prepared in the context of the transaction contemplated by the agreement, and are intended in part to allocate risk between the parties. Therefore, such representations and warranties are not necessarily true, complete and accurate statements of fact about the matters addressed therein. As a result, we caution investors that they should read such representations and warranties in light of this context.

2.                                       Settlement of Litigation.  The Company has entered into a Settlement Agreement (“Settlement Agreement”) dated September 14, 2005 among Gary D. Aronson and John S. Gorton (“Plaintiffs”) and A.C.T. Group, Inc., Advanced Cell, Inc., a Delaware Corporation, Michael D. West, Gunnar L. Engstrom, William M. Caldwell, IV, Anthem Venture Partners and Greg Bonfiglio (referred to collectively with the Company as the “Defendants”).  The Settlement Agreement resolves certain disputes relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B (the “Underlying Action”) and two companion Contempt Complaints filed by the Plaintiffs against certain of the Defendants, including the Company (the “Companion Actions”).

Pursuant to the Settlement Agreement, the Plaintiffs have agreed to:

a.                                       Dismiss with prejudice the Companion Actions;

b.                                   Assign to the Company all of Plaintiffs’ right, title and interest in the judgment entered against A.C.T. Group, Inc. in the Underlying Action in the amount of $690,040, plus interest and legal fees (the “Judgment”).

c.                                    Assign to the Company all of Plaintiffs’ right, title and interest in and to the two defaulted Promissory Notes, the collection of which is the subject matter of the Underlying Action.

d.                                   To execute and deliver to the Company and certain Defendants a complete release of all claims in the Underlying Action and the Companion Actions, with the exception of those claims assigned to the Company by virtue of assignment of the Judgment and Promissory Notes.

Pursuant to the Settlement Agreement, the Company has agreed to:

a.                                    Pay in cash to Plaintiffs the amount of $332,524 upon execution and delivery of the Settlement Agreement.

b.                                   Issue to Plaintiffs unsecured convertible promissory notes in the aggregate amount of $600,000, bearing interest at the rate of 7.5% per annum and maturing July 1, 2006 (collectively, the “Settlement Note”).  The Settlement Note may be prepaid at any time without penalty.  The holders of the Settlement Note have the right to convert the Settlement Note, in whole or in part, into common stock of the Company at the price specified in the Settlement Warrants.  The Settlement Note is expressly subordinated to any indebtedness incurred by the Company in any debt or equity financings, including re-financings thereof, consummated on or before November 9, 2005.

c.                                    Issue to Plaintiffs warrants to purchase 422,727 shares of the Company’s common stock, preferred stock or other non-debt securities issued by the Company at an exercise price of $2.20 per share of common stock or per share of common stock underlying any preferred stock or other non-debt securities (the “Settlement Warrants”).  The Settlement Warrants extend best efforts, piggyback registration rights to the holders of the Settlement Warrants.  The registration rights are subject to any requirements, conditions or restrictions imposed upon the Company in any future financing that is senior in priority to the Settlement Note.

In connection with the settlement effected pursuant to the Settlement Agreement, and as a condition to the Company’s entering into the Settlement Agreement, the Company has entered into an Agreement with A.C.T. Group, Inc. (“Group”) compensating the Company for the obligations the Company incurred under the Settlement Agreement, which extinguish in full Group’s obligations and indebtedness to Plaintiffs, and resolving certain disputes with respect to amounts due to and from the Company and Group (the “Group Agreement”).

Pursuant to the Group Agreement, in consideration for the Company’s entering into the Settlement Agreement, the Company and Group have agreed as follows:

a.                                    Group will extinguish the liability of the Company to Group consisting of a note payable of $1,000,000, and related accrued interest of $381,877.

b.                                   The Company will extinguish an existing intercompany debt owed to the Company by Group of $782,295.

c.                                    Group has agreed to transfer to the Company 352,153 shares of the common stock of the Company to compensate the Company for the amount by which the value of (a) the settlement consideration paid to the Plaintiffs by the Company and (b) the amount of the liabilities of Group extinguished by the Company exceeds the amount of the liabilities from the Company to Group extinguished under the Group Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement dated September 15, 2005
10.2	Registration Rights Agreement dated September 15, 2005

10.3

Form of Common Stock Purchase Warrant

10.4	Form of Amortizing Convertible Debenture
10.5	Form of Lock-up Agreement
10.6	Settlement Agreement dated September 14, 2005
10.7	Form of Convertible Promissory Note (Unsecured)
10.8	Form of Warrant to Purchase Securities
10.9	Agreement between Advanced Cell Technology, Inc., Advanced Cell, Inc. and A.C.T. Group, Inc. dated September 15, 2005
99.1	Press Release dated September 16, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: September 19, 2005

EXHIBITS

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement dated September 15, 2005
10.2	Registration Rights Agreement dated September 15, 2005

10.3

Form of Common Stock Purchase Warrant

10.4	Form of Amortizing Convertible Debenture
10.5	Form of Lock-up Agreement
10.6	Settlement Agreement dated September 14, 2005
10.7	Form of Convertible Promissory Note (Unsecured)
10.8	Form of Warrant to Purchase Securities
10.9	Agreement between Advanced Cell Technology, Inc., Advanced Cell, Inc. and A.C.T. Group, Inc. dated September 15, 2005
99.1	Press Release dated September 16, 2005